Exhibit 99.2

FOR IMMEDIATE RELEASE

April 24, 2018

Contact:	For Esquire Financial Holdings, Inc. – Eric Bader: 516-535-2002 / eric.bader@esqbank.com

For Litify – Ryan Hallman: 415-656-7394 / ryan@litify.com

ESQUIRE FINANCIAL HOLDINGS, INC. ANNOUNCES STRATEGIC INVESTMENT IN LITIFY

[Jericho, NY] – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (“Esquire”), the holding company for Esquire Bank, National Association (“Esquire Bank”), today announced that it has invested approximately $2.5 million in Litify LLC, (“Litify”) representing a 4.95% ownership interest in Litify and executed a Marketing and Exclusive Development Agreement (“Agreement”).

Built on Salesforce.com’s platform, Litify is a best-in-class technology solution for the legal community with full service business automation tools to manage every aspect of a law firm’s business, including intakes, case and document management.

Esquire and Litify’s Marketing and Exclusive Development Agreement will allow Esquire to develop proprietary financial applications for the legal community including real-time asset-based lending applications for commercial law firms; payment processing and depository applications for settlement processing; and consumer or claimant applications for consumer lending products.

“Coupling Litify’s technology with Esquire’s real-time asset-based lending applications will transform the practice of law into the business of law,” said Dennis Shields, Executive Chairman of Esquire. “Through this strategic alliance, Esquire will become the premier fintech provider to the legal community, significantly enhancing the growth opportunities for both companies.”

Leadership at both Esquire and Litify have a long history in the legal industry. Through their shared experiences, they have identified opportunities in the financial and technology aspects of the industry. Both parties believe that this partnership will remedy current industry inefficiencies for both law firms and their clients.

“Litify was born of the notion that technology – specifically Salesforce’s world-class platform – can be harnessed to both streamline and future-proof the business of law,” said Reuven Moskowitz, Founder of Litify. “Through our work with Esquire, we will be able to broaden and deepen our offerings to the legal community.”

Law firms will now be able to harness a true fintech platform through this strategic alliance, streamlining their current business practices and processing payments electronically.

“Esquire and Litify are now positioned to redefine the way more than $265 billion in annual settlement payments are transacted in the legal community,” said Andrew C. Sagliocca, President and Chief Executive Officer of Esquire. “Esquire’s applications will transform legal payments from check to electronic payment processing and allow for firm-friendly implementation.”

“The legal industry has traditionally lagged in technology, but the firms we meet today are hungry for change,” said Litify Co-Founder Ryan Hallman. “Partnering with Esquire Bank will bring today’s cutting-edge technology and fintech into the hands of these firms, finally making high-tech law practices possible.”

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About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with one branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible merchant services solutions to small business owners. For more information, visit www.esquirebank.com.

About Litify LLC

Litify LLC is headquartered in Brooklyn, New York, and is a best-in-class technology solution for the legal industry. Founded by John Morgan, Reuven Moskowitz and Ryan Hallman, Litify is a Salesforce Silver ISV partner and offers full-service business automation tools to manage every aspect of a law firm. For more information, visit www.litify.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” relating to future results of Esquire. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Esquire’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Esquire does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.